Exhibit 99.1

Contacts:
Tom Ward	317-685-7330	Investors
Nicole Kennon	704-804-1960	Media

Simon® Announces Key Executive Appointments

INDIANAPOLIS (August 7, 2025) – Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today announced that Eli Simon, Executive Vice President, Chief Investment Officer and Director has been promoted to Chief Operating Officer.

Eli will work directly with David Simon, Chairman, Chief Executive Officer and President, on all aspects of Simon’s businesses including property performance, new development projects, the company’s strategic investments, and its brand strategy.

Eli Simon joined the company in 2019, leading the company’s investment strategy for both real estate and non-real estate investments, including new business sourcing, strategic corporate investments, and the execution of various real estate transactions.   Before joining the company, Eli was the Principal and Head of North American Lodging at Och-Ziff Capital Management and Och-Ziff Real Estate, where he oversaw all lodging related investments, including asset and portfolio acquisitions, operating company investments, and lending opportunities.

Simon also announced today that Jonathan Murphy and Eric Sadi have been named Co-Presidents, North American Real Estate.

As Co-Presidents, North American Real Estate, Jon Murphy and Eric Sadi will oversee Simon’s North American real estate portfolio and all three of our platforms, Malls, Mills and Premium Outlets. In this role, they will be responsible for asset management and leasing strategies.  Jon and Eric, who joined the company in 2010 and 2006, have served in various capacities throughout their respective tenures. Since 2020, they have been Co-Presidents, Mall Platform, overseeing the revenue stream, occupancy, and merchandise mix for the company’s malls.

“One of the hallmarks of Simon’s success is the strength and depth of our management team,” said David Simon.  “As we work to further advance our growth, I am pleased with these leadership appointments. Our culture of innovation will continue to be a strategic asset for us.”

Larry Glasscock, Lead Independent Director, said, “These executive appointments position Simon to continue to deliver long-standing industry-leading results by delivering an exceptional product and environment for our consumers and retailers.”

Forward-Looking Statements

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the intensely competitive market environment in the retail industry, including e-commerce; the inability to renew leases and relet vacant space at existing properties on favorable terms;  the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the loss of key management personnel; changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, the impact of tariffs and global trade disruptions on us to the extent impacting our tenants, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; changes in market rates of interest; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; reducing emissions of greenhouse gases; environmental liabilities; natural disasters; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; and general risks related to real estate investments, including the illiquidity of real estate investments.

The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

About Simon

Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.